Exhibit 99.1

FOR IMMEDIATE RELEASE

E*TRADE FINANCIAL Media Relations Contact	Citadel Contact
Pam Erickson	Katie Spring
E*TRADE FINANCIAL Corporation	Citadel Investment Group
617-296-6080	312-395-2596
pam.erickson@etrade.com	katie.spring@citadelgroup.com

E*TRADE FINANCIAL Investor Relations Contact
Adam Townsend
E*TRADE FINANCIAL Corporation
703-236-8719
adam.townsend@etrade.com

E*TRADE FINANCIAL ANNOUNCES $2.5 BILLION INVESTMENT LED BY CITADEL

Affiliates of Citadel Purchase E*TRADE’s Entire ABS Portfolio, Including CDOs

Additional Capital Strengthens Balance Sheet

Transaction Accelerates E*TRADE’s Strategic Focus on Core Retail Business

R. Jarrett Lilien Named Acting CEO, Succeeding Mitchell H. Caplan

Donald H. Layton Named Chairman of the Board

New York, November 29, 2007– E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced an agreement that will result in a cash infusion of $2.5 billion.  The transaction, led by affiliates of Citadel Investment Group, includes immediate funding of approximately $2.4 billion with the remaining $150 million expected to fund by January 15, 2008.  The investment fortifies the Company’s balance sheet, allows the Company to focus on its core retail business and provides additional capital to manage credit risk.

E*TRADE also announced that, effective immediately, R. Jarrett Lilien has been named acting Chief Executive Officer of the Company, succeeding Mitchell H. Caplan, who has stepped down from the position of CEO.  Mr. Caplan will serve as an advisor to the Company on transition matters through the end of the year.  Mr. Lilien, who is also a Director of the Company, has been E*TRADE FINANCIAL’s President and Chief Operating Officer, leading the retail business since 2003.  The Company will conduct an executive search for the CEO position, which will include Mr. Lilien and external candidates.

The Company also announced that Donald H. Layton, who has served as a special advisor to the E*TRADE FINANCIAL Board of Directors, will become Chairman of the Board, succeeding George A. Hayter who will remain a Director of the Company.  Mr. Layton retired in 2004 after 29 years at JP Morgan Chase and its predecessors, serving most recently as Vice Chairman, and as a member of its three person Office of the Chairman and its Executive Committee.

“E*TRADE’s core business is strong,” said Mr. Lilien.  “This transaction with Citadel is not only a major vote of confidence from one of the world’s leading financial institutions but also allows us to directly address customer concerns and get back to our real business, which is providing industry leading products and services to our customers.”

Mr. Layton said, “E*TRADE FINANCIAL’s Board of Directors, in cooperation with our financial advisors, conducted a thorough and robust review of strategic alternatives.  As part of this process, the Company held discussions with potential strategic and financial partners.  In the end, the Board unanimously concluded that the transaction with Citadel clearly provides the greatest benefits to our shareholders and other constituencies.  The Company now has the financial strength to aggressively compete in the marketplace.”

“With its strong brand, solid business model and fortified balance sheet, we believe E*TRADE is well-positioned to execute on its growth strategy for its core retail business,” said Ken Griffin, Founder and CEO of Citadel Investment Group. “We believe this capital infusion will restore investor and customer confidence in the Company, and will allow the Board and management to continue to grow the business from a position of strength, creating value for all shareholders.”

This transaction removes the assets with the greatest market risk from E*TRADE’s consolidated balance sheet.  Effective today, E*TRADE has divested itself of its $3 billion asset-backed securities (ABS) portfolio, including its ABS collateralized debt obligations (CDOs) and second lien securities.

E*TRADE FINANCIAL, with more than 4.7 million customer accounts worldwide and $227 billion of assets under management as of October 31, is a global financial services leader.  Its retail brokerage business is recognized for its customer service, product innovation and execution speed, and it maintains a “well-capitalized” status by regulatory standards.

MANAGEMENT CHANGES

In addition to his position as acting CEO, Mr. Lilien will retain his seat on the Company’s Board of Directors.  Mr. Lilien joined E*TRADE FINANCIAL in August 1999.  Prior to his election as President and COO in March 2003, Mr. Lilien served as Chief Brokerage Officer and President, E*TRADE Securities LLC.  Mr. Lilien has also served the Company as Managing Director, Asia-Pacific and Latin America.  He spent 10 years as Chief Executive Officer of TIR Holdings, which E*TRADE FINANCIAL acquired in August 1999.  Prior to TIR, he held various positions at Paine Webber and Autranet, a former division of Donaldson, Lufkin & Jenrette, Inc.

“Jarrett is a proven leader who has demonstrated vision and effectiveness in many positions throughout the Company,” said Mr. Hayter.  “We are confident that he is the right person to lead E*TRADE forward as we focus on our core retail business.”

“We value the contributions that Mitch has made to E*TRADE over the past seven years, and the Board thanks him for his dedication and service,” continued Mr. Hayter.  “Mitch played a vital role in reaching this agreement with Citadel, and his passion has helped revolutionize the online financial services industry, positioning E*TRADE as a leader in value, customer service and product innovation.”

“It has been an honor to work with E*TRADE’s employees, management team, Board and customers as we transformed the Company.  I am proud of our accomplishments,” said Mr. Caplan.  “With today’s transaction, I am pleased to pass on our Company as a strong, vibrant leader in financial services.”

TRANSACTION TERMS

Under the terms of the Citadel transaction, E*TRADE will receive $2.5 billion in cash, of which $2.4 billion will fund today.  The terms include:
•	E*TRADE will receive $1.6 billion of capital in exchange for 12.5% senior unsecured notes and common stock. This includes a contribution of capital by investment funds managed by BlackRock, Inc.
•	Citadel has acquired E*TRADE’s entire ABS portfolio, including CDOs, for $800 million in cash.
•	Upon final closing, it is expected that Citadel will invest an additional $150 million in exchange for 12.5% senior unsecured notes and common stock.
•	The amount of common stock expected to be issued by E*TRADE is approximately 19.99% of current outstanding common stock.
•	Citadel will nominate one representative to E*TRADE FINANCIAL’s Board of Directors.

As a result of the sale of the ABS portfolio, E*TRADE will take a charge of $2.2 billion.  The Company also expects to take a provision in the fourth quarter related to its portfolio of home equity loans in excess of the quarter’s expected losses that will result in an ending allowance of over $400 million.

Evercore Partners Inc. and J.P. Morgan Securities Inc. served as financial advisors to E*TRADE.  Davis Polk & Wardwell served as legal advisor to E*TRADE.  Fried Frank Harris Shriver & Jacobson LLP served as legal advisors to Citadel.

E*TRADE will hold an investor call and webcast today at 8:00 a.m. Eastern Time to discuss this morning’s announcement.  To participate in the call, dial 800-683-1525.  International callers should dial 973-872-3197.  All callers should reference conference call ID 9510908.  The call will also be simultaneously webcast on the Company’s web site www.investor.etrade.com.

A replay of the conference call will be available at www.investor.etrade.com.

About E*TRADE FINANCIAL
The E*TRADE FINANCIAL family of companies provides financial services including trading, investing, banking and lending for retail and institutional customers.  Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC).  Bank and lending products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

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Important Notice
E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation.  The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially.  The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption "Risk Factors") and quarterly reports on Form 10-Q.

© 2007 E*TRADE FINANCIAL Corporation. All rights reserved.